EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement of PlanetGood Technologies, Inc. on Form S-8 of our report, dated March 10, 2000, on the consolidated financial statements of PlanetGood Technologies, Inc. (formerly BrowseSafe.com, Inc.) as of December 31, 1999 and for the period from February 10, 1998 (date of inception) to December 31, 1998, included in the Annual Report on Form 10-KSB for the year ended December 31, 1999.

                                         /s/ Katz, Sapper & Miller, LLP
                                         KATZ, SAPPER & MILLER, LLP

September 25, 2000
Indianapolis, Indiana